UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2009
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

11911 FM 529
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2009, the Compensation Committee of the Board of Directors of Oceaneering International, Inc. (the “Committee”) took the following actions relating to the compensation of Oceaneering’s chief executive officer and each other current named executive officer listed in the Summary Compensation Table in Oceaneering’s proxy statement for its 2008 annual meeting of stockholders (the “Named Executive Officers”).
1. Approval of Cash Bonuses for 2008
     The Committee approved bonuses under Oceaneering’s 2005 Incentive Plan (the “Plan”).
     The Committee previously established performance goals for calendar year 2008 with respect to achievement of net income by Oceaneering in calendar year 2008 under the Plan (the “2008 Cash Bonus Award Program”). The Committee determined the attainment of such performance goals was slightly less than the target performance goal for 2008 and that Oceaneering achieved a fifth consecutive year of record net income in 2008, a 10.5% increase over the amount of net income achieved in 2007. The Committee awarded bonuses under the 2008 Cash Bonus Award Program to each of Messrs. Collins, McEvoy, Migura and Haubenreich of approximately 87% of the individual maximum bonus that could be paid under the 2008 Cash Bonus Award Program. In addition, the Committee approved an additional merit bonus to Oceaneering’s chief executive officer based on the achievement of a record level of net income in 2008. The Committee exercised its discretion to award an amount less than the amount that otherwise could have been paid under the 2008 Cash Bonus Award Program to Mr. Gardner.
     The following table summarizes these cash bonuses under the 2008 Cash Bonus Award Program and the additional merit cash bonus to be paid:

	2008 Cash Bonus	Additional
	Award Program	Merit Bonus
Named Executive Officer and Title	Amount	Amount	Total
T. Jay Collins President and Chief Executive Officer	$763,000	$12,000	$775,000

M. Kevin McEvoy Executive Vice President	$400,000	—	$400,000

Marvin J. Migura Senior Vice President and Chief Financial Officer	$291,000	—	$291,000

George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary	$269,000	—	$269,000

Philip D. Gardner Senior Vice President – Subsea Products	$125,000	—	$125,000

2. Approval of 2009 Annual Cash Bonus Award Program
     The Committee approved a performance-based 2009 Cash Bonus Award Program under the Plan, with any payments to be made no later than March 15, 2010. Bonuses under this program will be determined by the level of achievement of net income for calendar year 2009 compared to the planned amount recommended by Oceaneering’s management and approved by the Committee. Under this program, the maximum possible bonuses for the following executive officers, as a percentage of each officer’s base salary for 2009, is as follows:

		Maximum Bonus
		as a Percentage
	2009 Base Salary	of Base Salary
T. Jay Collins	$625,000	150%
M. Kevin McEvoy	$400,000	125%
Marvin J. Migura	$360,000	100%
George R. Haubenreich, Jr.	$330,000	100%
Philip D. Gardner	$260,000	80%

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: March 4, 2009

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